UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

ZeroFox Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZeroFox Holdings, Inc. 1834 S. Charles Street Baltimore, Maryland 21230

Notice of 2023 Annual Meeting

and Proxy Statement

Date and Time:	Thursday, June 29, 2023 11:00 a.m., Eastern Time

Location:	Participate virtually at www.virtualshareholdermeeting.com/ZFOX2023

ZeroFox Holdings, Inc. 1834 S. Charles Street Baltimore, Maryland 21230

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Thursday, June 29, 2023 11:00 a.m., Eastern Time

Virtual Meeting:	Participate online at www.virtualshareholdermeeting.com/ZFOX2023

Record Date:	Close of business on Wednesday, May 3, 2023

To our Stockholders:

ZeroFox Holdings, Inc. (“ZeroFox,” the “Company,” or “we”) will hold its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 29, 2023, at 11:00 a.m., Eastern Time. To provide the opportunity for participation by a broader group of stockholders and provide a consistent and convenient experience to all stockholders regardless of location, the Annual Meeting will be held in a virtual-only meeting format. Stockholders will not be able to physically attend the Annual Meeting.

If you are a registered stockholder or beneficial owner of our common stock at the close of business on May 3, 2023, the record date of our Annual Meeting, you may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/ZFOX2023 and using the 16-digit control number included on the notice of Internet availability or proxy card.

At the Annual Meeting, holders of our outstanding shares of common stock will be asked to consider and vote upon the following proposals:

1.

To elect the three (3) nominees as Class I directors of the Company, each to hold office until the 2026 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2024; and

3.	To transact any other business properly brought before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

You may vote on these matters virtually or by proxy. Each outstanding share of our common stock is entitled to one vote. Whether or not you plan to virtually attend the Annual Meeting, we ask that you vote by one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes (see “How Do I Vote” on page 1 in the accompanying proxy statement):

1.	Vote online or by telephone, by following the instructions included with the proxy card; or

2.	Vote by mail, by completing and returning the enclosed proxy card in the enclosed addressed stamped envelope.

This proxy statement and the form of proxy, along with our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, were first sent or given to stockholders on or about May 15, 2023.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on June 29, 2023: this proxy statement and the Company’s Annual Report on Form

10-K for the fiscal year ended January 31, 2023, are available at

www.virtualshareholdermeeting.com/ZFOX2023.

By Order of the Board of Directors,

Name: Thomas P. FitzGerald
Title: General Counsel and Corporate Secretary

Baltimore, Maryland

May 15, 2023

ZeroFox Holdings, Inc. 1834 S. Charles Street Baltimore, Maryland 21230

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, June 29, 2023

This proxy statement contains information about the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of ZeroFox Holdings, Inc. (“ZeroFox,” the “Company,” or “we”) which will be held on June 29, 2023, at 11:00 a.m., Eastern Time. The Annual Meeting will be held virtually via live audio webcast. You will be able to virtually attend the Annual Meeting as well as vote and submit your questions during the live audio webcast of the meeting by visiting www.virtualshareholdermeeting.com/ZFOX2023 and entering the control number included in our notice of Internet availability of the proxy materials, on your proxy card, or in the instructions that accompanied your proxy materials.

On August 3, 2022 (the “Closing Date”), we consummated the transactions contemplated by the Business Combination Agreement, dated as of December 17, 2021 (the “Business Combination Agreement”), by and among L&F Acquisition Corp., a Cayman Islands exempted company (“L&F”), L&F Acquisition Holdings, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of L&F (“L&F Holdings”), ZF Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of L&F Holdings (“ZF Merger Sub”), IDX Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of L&F Holdings (“IDX Merger Sub”), IDX Forward Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of L&F Holdings (“IDX Forward Merger Sub”), ZeroFox, Inc., a Delaware corporation, and ID Experts Holdings, Inc., a Delaware corporation (“IDX”). As contemplated by the Business Combination Agreement, L&F was domesticated as a Delaware corporation and changed its name to ZeroFox Holdings, Inc. (the “Domestication”). Following the Domestication, (i) ZF Merger Sub merged with and into ZeroFox, Inc. (the “ZF Merger”), with ZeroFox, Inc. being the surviving company in the ZF Merger and continuing (immediately following the ZF Merger) as a direct, wholly owned subsidiary of L&F Holdings; (ii) immediately following the ZF Merger, IDX Merger Sub merged with and into IDX (the “IDX Merger”), with IDX being the surviving company in the IDX Merger (referred to herein as “Transitional IDX Entity”) and continuing (immediately following the IDX Merger) as a direct, wholly owned subsidiary of L&F Holdings; and (iii) immediately following the IDX Merger, Transitional IDX Entity merged with and into IDX Forward Merger Sub (the “IDX Forward Merger,” and together with the ZF Merger and IDX Merger and collectively with the Domestication, the “Business Combination”), with IDX Forward Merger Sub being the surviving company in the IDX Forward Merger and continuing (immediately following the IDX Forward Merger) as a direct, wholly owned subsidiary of L&F Holdings. The closing of the Business Combination is referred to in this proxy statement as the “Closing.”

The mailing address of our principal executive offices is ZeroFox Holdings, Inc., 1834 S. Charles Street, Baltimore, Maryland 21230.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors (the “Board”) with respect to each of the matters set forth in the accompanying notice of meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our Corporate Secretary written notice to that effect.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to comply with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of:

(1)	the last day of our fiscal year in which we have total annual gross revenue of $1.235 billion;

(2)	January 31, 2026 (the last day of our fiscal year following the fifth anniversary of the date on which L&F consummated its initial public offering);

(3)	the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period; or

(4)

the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

WEBSITE INFORMATION

Websites throughout this proxy statement are provided for reference only. Websites referred to herein are not incorporated by reference into this proxy statement.

GENERAL INFORMATION ABOUT 2023 ANNUAL MEETING

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about May 15, 2023, we will begin mailing the notice of Internet availability. Our proxy materials, including the Notice of the 2023 Annual Meeting of Stockholders, this proxy statement, and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker, bank, or other nominee), a voting instruction form, and the Annual Report on Form 10-K for our fiscal year ended January 31, 2023 (the “2023 Annual Report”), will be made available to stockholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by U.S. Securities and Exchange Commission (the “SEC”), for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials.

We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our proxy materials. Therefore, the notice of Internet availability will be mailed to holders of record and beneficial owners of our common stock starting on or about May 15, 2023. The notice of Internet availability provides instructions as to how stockholders may access and review our proxy materials, including the Notice of the 2023 Annual Meeting of Stockholders, this proxy statement, the proxy card, and our 2023 Annual Report, on the website referred to in the notice of Internet availability or, alternatively, how to request that a printed copy of the proxy materials, including a proxy card, be sent to them by mail. The notice of Internet availability also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings.

Who is soliciting my vote?

Our Board is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting has been set as the close of business on May 3, 2023.

How many votes do I have?

Each share of common stock outstanding on the record date entitles the holder thereof to one vote, without cumulation, on each matter to be voted upon at the meeting. As of the record date for the Annual Meeting, there were 118,663,481 shares of common stock, issued, outstanding, and entitled to vote.

How do I vote?

If you are a stockholder of record as of the record date, there are several ways for you to vote, or authorize a proxy to vote, your shares.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote in the manner you indicate. If you submit a proxy but do not indicate any voting instructions, your votes will be voted in accordance with our Board’s recommendations. Voting by proxy will not affect your right to attend the Annual Meeting. The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker, or other nominee who is the recordholder.

If your shares are registered directly in your name through our stock transfer agent, or if you have stock certificates registered in your name, you may vote:

•

By Internet or by telephone. Follow the instructions included in the proxy card to vote by Internet or telephone. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 28, 2023.

•

By mail. As described in the notice of Internet availability, you may request printed proxy materials, in which case you may complete, sign, and return the proxy card in the postage pre-paid envelope accompanying the proxy materials so that it is received prior to the Annual Meeting.

•

At the meeting. If you attend the Annual Meeting, you can vote using the 16-digit control number in your notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.

If your shares are held in “street name” (meaning the shares are held in the name of a bank, broker, or other nominee who is the record holder), you must provide the bank, broker, or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Follow the instructions you receive from the bank, broker, or other nominee to vote by Internet or telephone.

•	By mail. You will receive instructions from the bank, broker, or other nominee explaining how to vote your shares.

•

At the meeting. If you attend the Annual Meeting, you can vote using the 16-digit control number in your notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.

To ensure that your vote is counted, please remember to submit your vote by the date and time indicated on your proxy card, voting instruction form, or e-mail notification, as applicable.

How does the Board recommend that I vote on the proposals?

There are two proposals scheduled for a vote:

Voting Matter	Board Vote Recommendation	Page Reference For More Information

Proposal 1 — Election of Directors	FOR each nominee	18

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	19

Are there any matters to be voted on at the Annual Meeting that are not included in this proxy statement?

At the date of this proxy statement, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the meeting or any postponement or adjournment thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

May I change or revoke my proxy?

Yes. You may change or revoke your previously submitted proxy at any time before the Annual Meeting or, if you attend the Annual Meeting virtually, at the Annual Meeting before the polls close.

If you hold your shares as a record holder, you may change or revoke your proxy in any one of the following ways:

•	By re-voting at a subsequent time by Internet or by telephone as instructed above;

•	By signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•

By delivering a signed revocation letter to our Corporate Secretary at the Company’s address, ZeroFox Holdings, Inc., 1834 S. Charles Street, Baltimore, Maryland 21230, before the Annual Meeting, which states that you have revoked your proxy; or

•

By attending the Annual Meeting and voting virtually. Attending the Annual Meeting virtually will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked by voting at the Annual Meeting.

Your latest-dated proxy card, Internet, or telephone vote is the one that is counted.

If your shares are held in the name of a bank, broker, or other nominee, you may change your voting instructions by following the instructions of your bank, broker, or other nominee.

What if I receive more than one proxy card?

You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How do I vote?” for each account to ensure that all of your shares are voted.

How is a quorum reached?

Our amended and restated bylaws provide that a majority of the voting power of our capital stock, issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Thus, votes of stockholders of record who are present at the Annual Meeting virtually or by proxy, broker non-votes, and abstentions will be counted for purposes of determining whether a quorum exists.

As noted above, as of the record date for the Annual Meeting, there were 118,663,481 shares of common stock, issued, outstanding, and entitled to vote, which means that 59,331,741 shares of common stock must be present in person or represented by proxy at the Annual Meeting to establish a quorum.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and “broker non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How are the votes counted?

In all matters other than the election of directors, the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors are elected by a plurality of the votes cast.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner. If your shares are held in “street name” by a broker, bank, or other nominee, your broker, bank, or other nominee is required to vote your shares according to your instructions. If you do not give instructions to your broker, bank, or other nominee, the broker, bank, or other nominee will still be able to vote your shares with respect to certain “discretionary” items on “routine” proposals, but will not be allowed to vote your shares with respect to “non-discretionary” items.

Proposal 1, Election of Directors, is a non-routine proposal and, therefore, a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker, bank, or other nominee may not vote for this proposal, and those votes will be counted as “broker non-votes.”

Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm, is considered to be a “routine” proposal and, therefore, a discretionary item, and your broker, bank, or other nominee will be able to vote on this proposal even if it does not receive instructions from you.

What are my voting options with respect to each proposal and how many votes are required to approve each proposal?

The table set forth below illustrates the voting options, vote required, and effect of abstentions and broker non-votes for each proposal, assuming a quorum is present at the Annual Meeting:

Voting Matter	Voting Options	Vote Required	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes	Effect of Abstentions

Proposal 1 — Election of Directors	For or withhold with respect to each nominee or all nominees	Plurality of the votes cast	No	No effect	No effect

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm	For, against, or abstain	Affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter	Yes	N/A	Against

What are the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers, and employees may solicit proxies in person or by e-mail or other electronic means, or by telephone. We will pay these directors, officers, and employees no additional compensation for these services. We will ask banks, brokers, and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable, out-of-pocket expenses. The expense associated with the solicitation of proxies will include reimbursement for postage and clerical expenses to brokerage houses and other custodians, nominees, or fiduciaries for forwarding proxy materials and other documents to beneficial owners of stock held in their names.

How are votes counted?

Votes will be counted by a representative of Venable LLP, as the inspector of election appointed for the meeting, who will separately tabulate the votes with respect to all proposals.

How do I attend the Annual Meeting?

We will host the Annual Meeting live online via audio webcast. Any stockholder as of the record date will be able to attend and participate in the Annual Meeting online by accessing www.virtualshareholdermeeting.com/ZFOX2023. To join the Annual Meeting, you will need to enter your 16-digit control number included in your notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. Beneficial owners who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank, or other nominee’s website and selecting the shareholder communications mailbox to link through to the meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

The live audio webcast of the Annual Meeting will begin promptly at 11:00 a.m., Eastern Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.

Will there be a question and answer session?

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer pertinent questions submitted during the meeting via the Q&A, as time permits. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered once.

What if I need technical assistance?

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, Safari, and Edge) and devices (desktops, laptops, tablets, and smartphones) running the most updated version of applicable software and plugins. Beginning 15 minutes prior to the start of and during the Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call the support team listed on the virtual meeting website at www.virtualshareholdermeeting.com/ZFOX2023.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Board of Directors

Our business is managed under the direction of our Board, which is currently composed of eight (8) members. Six (6) of our eight (8) directors are independent within the meaning of the independent director requirements of The Nasdaq Stock Market LLC (“Nasdaq”). Our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each of our current directors and executive officers was elected an executive officer and/or director effective upon the consummation of the Business Combination and previously served as an executive officer and/or director of ZeroFox, IDX, or L&F, as applicable, prior to the consummation of the Business Combination.

Current composition of the Board

The following table sets forth the names, ages as of May 12, 2023, and certain other information for each of our current directors with terms expiring at the Annual Meeting (including those, who are not nominated for election as a director at the Annual Meeting) and for each of the continuing directors:

Name and Position	Class	Age	Director Since	Current Term Expires	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Continuing Directors
James C. Foster Chief Executive Officer, Chairman of the Board	III	44	2022	2025	No
Adam Gerchen Director	III	41	2022	2025	Yes			Chair
Todd P. Headley Lead Independent Director	III	60	2022	2025	Yes	Chair*
Thomas F. Kelly Director	II	70	2022	2024	No
Samskriti King Director	II	49	2022	2024	Yes		√
Non-Continuing Directors
Sean Cunningham Director	I	65	2022	2023	Yes	√
Corey M. Mulloy Director	I	51	2022	2023	Yes		Chair
Peter Barris Director	I	71	2022	2023	Yes	√		√

*	Audit Committee Financial Expert

Board nominees and composition of the Board

Upon recommendation of our Nominating and Corporate Governance Committee, we nominated Paul Hooper, Teresa H. Shea, and Barbara Stewart, who, if elected, will hold office until the annual meeting of stockholders to be held in 2026 and until their successors are elected and qualified, subject to their earlier death, resignation, or removal. The following table sets forth the names, ages as of May 12, 2023, and certain other information on the composition of our Board, assuming all the director nominees are elected.

Name and Position	Class	Age	Director Since	Current Term Expires	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
James C. Foster Chief Executive Officer, Chairman of the Board	III	44	2022	2025	No
Adam Gerchen Director	III	41	2022	2025	Yes
Todd P. Headley Lead Independent Director	III	60	2022	2025	Yes	Chair*
Thomas F. Kelly Director	II	70	2022	2024	No
Samskriti King Director	II	49	2022	2024	Yes		√
Paul Hooper Director	I	60	2023	2026	Yes	√	Chair
Teresa H. Shea Director	I	63	2023	2026	Yes			√
Barbara Stewart Director	I	60	2023	2026	Yes	√		Chair

*	Audit Committee Financial Expert

Information about directors and director nominees

James C. Foster is a co-founder of ZeroFox, Inc. where he served as Chairman of the Board and Chief Executive Officer since 2013. Effective upon the Closing of the Business Combination, Mr. Foster was elected as our Chairman of the Board and Chief Executive Officer. From 2010 to 2012, Mr. Foster served as a Senior Vice President at Accuvant, Inc., where he was responsible for accelerating growth and profitability following the acquisition of Ciphent, Inc. in 2010. From 2006 to 2010, Mr. Foster was the founder and Chief Executive Officer of Ciphent, Inc. before its sale to Accuvant. Mr. Foster has a history of working in high-growth cybersecurity startups, including Guardent (acquired by Verisign) and Foundstone (acquired by McAfee). Earlier in his career, Mr. Foster worked in various roles supporting the United States Department of Defense and its contractor base. He holds a B.S. in software applications from Capitol University and is a Fellow at The Wharton School of Business at the University of Pennsylvania. Mr. Foster has authored or co-authored over a dozen books relating to cybersecurity, including Buffer Overflow Attacks, Writing Security Tools and Exploits, and Sockets Shellcode Porting. We believe Mr. Foster is qualified to serve on our Board due to, among other things, the experience he brings as the Company’s founder, Chief Executive Officer and current Chairman of the Board.

Adam Gerchen served as Chief Executive Officer and a director of L&F from 2020 until the Closing of the Business Combination and was elected as a director of ZeroFox upon the Closing. Mr. Gerchen is also the co-founder and Chief Executive Officer of Keller Postman LLC, a law firm that has developed unique arbitration strategies and other innovations in mass actions since 2018. Additionally, he serves as CEO of Gerchen Capital Partners, an investment firm focused on legal finance, which currently has more than $800 million of assets under management. From 2016 to 2017, Mr. Gerchen served as President of Burford Capital Limited (LSE: BUR) (“Burford”), the leading global finance firm focused on law. Previously, Mr. Gerchen co-founded and served as Chief Executive Officer of Gerchen Keller Capital (“GKC”) from 2013 until GKC’s sale in 2016 to Buford. Prior to its acquisition, GKC grew into the largest private investment and advisory firm focused exclusively on legal and regulatory risk, raising $1.4 billion of institutional capital. Across both organizations, products developed for and deployed into the legal sector included single-case litigation finance, portfolio funding, risk management & insurance, claim monetization, post-settlement, bankruptcy & insolvency, international arbitration, and patent and intellectual property. Mr. Gerchen holds a B.A. in economics from Brown University and a J.D. from Harvard Law School. We believe Mr. Gerchen is qualified to serve on our Board due to, among other things, his chief executive experience running L&F and two other successful investment firms.

Todd P. Headley joined ZeroFox, Inc. as a director in 2014 and was elected as a director of ZeroFox upon the Closing. Mr. Headley previously served as a director of Qualys, Inc. (NASDAQ: QLYS) from 2015 to 2018, LogRhythm, Inc. from 2014 to 2018, Phantom Cyber from 2015 to 2018 and was the Chief Financial Officer of Sourcefire, Inc. (listed on NASDAQ until 2013: FIRE) from 2003 until its acquisition by Cisco Systems, Inc. in 2013. Prior to Sourcefire, Mr. Headley held key financial management positions in four venture-backed technology start-ups: Riverbed Technologies, Roadshow, BioNetrix and POMS. Mr. Headley also currently serves on the board of directors of the Virginia Tech University APEX Center for Entrepreneurs and a general partner for Lunch Pail Ventures. From 1992-2003, Mr. Headley held key financial management positions in several venture-backed technology start-ups, four of which were successfully acquired. Mr. Headley began his career in 1985 in public accounting with Arthur Andersen LLP. He is a CPA and holds a B.S. in accounting from Virginia Tech. We believe Mr. Headley is qualified to serve on our Board due to, among other things, his service on the ZeroFox board of directors, his many years serving as director of public companies in the technology space and his extensive financial management and accounting background.

Thomas F. Kelly served as President and Chief Executive Officer of IDX from 2017 until the Closing of the Business Combination and was elected as a director of ZeroFox upon the Closing. From 2016 to 2017, Mr. Kelly served as a cybersecurity industry consultant. In the prior twenty years, Mr. Kelly was Chief Executive Officer of several software and security companies, including AccelOps between 2015 and 2016 (acquired by Fortinet, 2016), Moxie Software, MontaVista Software (acquired by Cavium, 2009), BlueStar Solutions (acquired by Affiliated Computer Services, 2004) and Blaze Software (IPO then acquired, 2000). In the prior 25 years of his career, Mr. Kelly held executive leadership operating roles at several companies including Cirrus Logic, Cadence Design Systems, and Frame Technology (acquired by Adobe, 1995). Mr. Kelly has served on numerous corporate boards over his career, including at FEI, Epicor Software, and Blaze Software, and currently is on the board of directors of Fabrinet (NYSE: FN). Mr. Kelly received a B.S. in economics from Santa Clara University, and serves on several community and academic advisory boards. We believe Mr. Kelly is qualified to serve on our Board due to, among other things, his operational experience as Chief Executive Officer of IDX and extensive public company leadership and public company board experience.

Samskriti King joined ZeroFox, Inc. as a director in 2021 and was elected as a director of ZeroFox upon the Closing. Since 2019, Ms. King has been the Chief Executive Officer of Veracode, Inc., a leading provider of application security testing. She was one of the earliest employees of Veracode when the company was founded over 15 years ago and also served as Veracode’s Chief Strategy Officer, Executive Vice President for Product Strategy and Corporate Development and Vice President of Product Marketing and Service Delivery. Prior to Veracode, Ms. King held leadership positions in cybersecurity and technology companies, including Verisign and Razorfish. Ms. King currently serves as a director of Progress Software Corporation (NASDAQ: PRGS) and is a member of the Board of Trustees of the Massachusetts Technology Leadership Council and the Massachusetts High Technology Counsel. She earned her B.S. in computer science from the University of Strathclyde in Glasgow, Scotland, where she earned the prestigious Charles Babbage Award, awarded to the student with the highest academic achievement in the graduating class. Ms. King received her M.S.E. in computer and information science from the University of Pennsylvania. We believe Ms. King is qualified to serve on our Board due to, among other things, her chief executive leadership experience running an application security testing business and current public company board experience.

Paul Hooper has decades of experience in the technology industry having served in various executive positions at both private and public companies. From 2012 to 2022, Mr. Hooper served as the Chief Executive Officer and a member of the board of directors of Gigamon Inc., a cloud visibility and analytics provider. In 2022, he retired from his role as the CEO of Gigamon, but remains on its board of directors. During his 11-year tenure at Gigamon, he led the company from its early stages as a private company, through an initial public offering and then through the subsequent acquisition by a private equity firm. Before serving as CEO, Mr. Hooper joined Gigamon in 2011 as the Vice President of Marketing. Prior to Gigamon, Mr. Hooper held various executive positions during a nine-year tenure at network infrastructure equipment developer Extreme Networks including Chief Marketing Officer, Chief Information Officer and General Manager. Prior to Extreme Networks, Mr. Hooper held numerous senior roles at technology companies including myCFO, JDS Uniphase, Netscape and Sun Microsystems. Since 2022, Mr. Hooper has been serving as an advisor to health-tech innovation incubator, Stanford Byers Center for Biodesign. In this role, he is the only non-medical technology advisor in which he reviews early-stage health-tech businesses, go-to-market initiatives, and acquisition/licensing feasibility. We believe that Mr. Hooper is qualified to serve as a member of our Board of Directors because of his experience serving in various operational and executive roles at a number of technology companies in addition to his public company management and board experience.

Barbara Stewart has served in both the public sector and private industry during her career. From 2018 through 2021, Ms. Stewart served as the Chief Executive Officer of AmeriCorps, a position that required a Presidential appointment and confirmation by the U.S. Senate. AmeriCorps is the federal agency with a dedicated mission to promote service and volunteerism. This agency invests in community organizations that work to increase graduation rates, connect veterans to jobs, help seniors live independently and rebuild communities after natural disasters. Prior to leading AmeriCorps, in 2013 Ms. Stewart co-founded, and remains active with, the Bowe-Stewart Foundation which focuses on closing the opportunity gap for urban residents in Baltimore and Chicago by providing strategic guidance and financial support to organizations that help individuals improve their lives through education, training and work experience. Ms. Stewart also held leadership roles in the private sector, including as a senior executive at JPMorgan Chase from 1999 until 2010. Early in her career, she served in policy and management roles for an Illinois Governor and two Lt. Governors. She earned a B.A. from Northwestern University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and was awarded an Honorary Doctor of Humane Letters degree from Knox College. We believe that Ms. Stewart is qualified to serve as a member of our Board of Directors because of her diverse professional experience which includes serving as the chief executive of a federal agency, holding senior executive positions at a global financial institution and her community-based philanthropic work.

Teresa H. Shea has more than 35 years of public and private experience and is a recognized leader in intelligence and defense matters. Ms. Shea currently serves as the President of Oplnet, LLC, a business that provides expertise and experience to help government and commercial customers improve performance in the areas of national defense and intelligence. From 2019 to August 2022, she served as the Vice President of Cyber Offense and Defense Experts (CODEX) within Raytheon Intelligence and Space. CODEX is focused on providing cyber capabilities for offense, defense, and security initiatives for government and commercial customers. Prior to her work at CODEX, Ms. Shea served as Executive Vice President of Technology and director of Cyber-Reboot at In-Q-Tel. She joined In-Q-Tel after a distinguished 32-year career with the National Security Agency (NSA), where she held several key leadership assignments during her career culminating as the director of Signals Intelligence. In this position, she was the principal signals intelligence (SIGINT) advisor to the Directors of NSA, the Director of National Intelligence (DNI), numerous U.S. Military officers, and U.S. Government high-ranking officials. Ms. Shea has received numerous awards during her career, including the President’s Distinguished Rank Award from President George W. Bush and President Barack Obama, the National Intelligence Distinguished Service Medal awarded by the Honorable James R. Clapper, Director of National Intelligence, the Central Intelligence Agency’s Donovan Award, and the Department of Defense Medal for Distinguished Civilian Service by Secretary of Defense Ash Carter. Teresa holds a Bachelor of Science in electrical engineering from Georgia Tech and a Master of Science in electrical engineering from John Hopkins University.

Executive officers

The following table sets forth the name, age, and position of each of our executive officers as of May 12, 2023.

Name	Age	Position
James C. Foster	44	Chief Executive Officer and Chairman of the Board
Kevin T. Reardon	50	Chief Operating Officer
Timothy S. Bender	54	Chief Financial Officer
Michael Price	44	Chief Technology Officer
John R. Prestridge III	63	Chief Marketing Officer
Scott O’Rourke	48	Chief Revenue Officer
Thomas P. FitzGerald	57	General Counsel and Corporate Secretary

For information about James C. Foster, please see “Information about directors and director nominees” above.

Kevin T. Reardon joined ZeroFox in 2020 as Chief Operating Officer. From 2016 to 2019, Mr. Reardon led Consulting, Strategy and Field Engineering for Symantec Corporation and helped transition the company on its sale to Broadcom, Inc. From 2015 to 2016, Mr. Reardon was Chief Information Security Officer for Blue Coat Systems, which was acquired by Symantec. From 2006 to 2015, Mr. Reardon was at McAfee Security and Intel Security in various senior leadership roles for Operations, Consulting, Strategy and the Office of the Chief Technology Officer. Mr. Reardon holds a B.S. in computer information systems from the University of Scranton.

Timothy S. Bender joined ZeroFox in 2016 as Chief Financial Officer. From 2012 to 2016, Mr. Bender served as Chief Financial Officer of Motionsoft, Inc., a provider of business and management solutions for member-based organizations in the fitness industry. From 2001 to 2012, Mr. Bender served as Vice President, Accounting and Corporate Controller of Vocus, Inc. (listed on Nasdaq until 2014: VOCS). Mr. Bender holds a B.S.B.A. in accounting from Geneva College and is a CPA (currently inactive).

Michael Price joined ZeroFox in 2015 as its Chief Technology Officer, where he is responsible for leading and setting the vision for its technology. He oversees all aspects of engineering, research and development. Prior to ZeroFox, Mr. Price founded the mobile vulnerability intelligence company, Vulnr, serving as its Chief Executive Officer. From 2011 to 2013, Mr. Price served as the Vice President of Engineering of Appthority, and from 2001 to 2010 Mr. Price worked at McAfee, where he focused initially on enterprise vulnerability management and later served as the regional lead for McAfee Labs in Latin America. Mr. Price holds a B.S. in Security and Risk Analysis from The Pennsylvania State University. He is presently a graduate student at The Citadel, where he studies Intelligence and Security and also currently serves on a volunteer basis in support of State of Maryland and United States Armed Forces cybersecurity efforts.

John R. Prestridge, III joined ZeroFox in 2020 as its Chief Marketing Officer. He is a senior enterprise marketing, product, and sales executive with decades of experience delivering results for B2B software companies. From 2017 to 2020, Mr. Prestridge was Senior Vice President of North America and Global Chief Marketing Officer for EasyVista, Inc., a global information technology service management (ITSM) software company, and from 2009 to 2017, he was Vice President of Marketing and Product Strategy for SunView Software, Inc. Mr. Prestridge also held senior leadership roles in solutions and product marketing at Citrix Systems over his eight-year tenure there.

Scott O’Rourke became the global leader of ZeroFox sales and Chief Revenue Officer in 2017. Prior to taking this role, Mr. O’Rourke was responsible for establishing the ZeroFox Commercial Sales team in 2015 and leading all US-based sales efforts since 2016. Before joining ZeroFox, Mr. O’Rourke held numerous sales leadership roles, including serving as the Vice President of Enterprise Sales at Trustwave and sales positions at Interactions Corporation, Verizon and AT&T. Mr. O’Rourke received a B.S. in civil engineering from Virginia Tech and an M.B.A. in finance from Johns Hopkins University.

Thomas P. FitzGerald joined ZeroFox in 2021 as its General Counsel and Corporate Secretary. From 2013 to 2020, Mr. FitzGerald worked as an attorney at Cisco Systems, Inc. supporting the networking and security businesses, most recently of which he served as Senior Director, Legal where he managed the team of attorneys primarily responsible for Cisco’s Security Business Group. Mr. FitzGerald was the Vice President and Deputy General Counsel of Sourcefire, Inc. (listed on NASDAQ until 2013: FIRE) from 2009 until its acquisition by Cisco in 2013. From 1998 to 2009, Mr. FitzGerald worked in private practice at various national law firms in which his practice focused on emerging growth technology companies. Mr. FitzGerald received a B.A. in economics from Trinity College and a J.D. from American University.

Board composition considerations

When considering whether directors and director nominees have the experience, qualifications, attributes, and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, our Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of the Company’s business.

Board leadership structure

The Board leadership structure is currently comprised of (1) a combined role of Chairman of the Board and Chief Executive Officer, (2) a Lead Independent Director, and (3) an independent Chair for each of our three standing Board committees described below. In accordance with our Corporate Governance Guidelines, the Board’s general policy is that the positions of Chairman of the Board and Chief Executive Officer should be held by the same individual to promote unified leadership and direction for the Company, with clear accountability and efficient information flow to aid in the Board’s oversight and decision-making responsibilities. We also believe that it is advantageous to have a Chairman with extensive knowledge of all aspects of the Company’s business, industry, customers and risks as he is intimately involved in the Company’s day-to-day operations and, therefore, is in the best position to elevate the most critical business issues and risks for consideration by the Board.

The combined role of Chairman and Chief Executive Officer is counterbalanced and enhanced by the effective oversight and independence of the Board and the leadership of the Lead Independent Director and independent committee chairs. Moreover, the Board believes that the use of regular executive sessions of the non-management and independent directors allows the Board to maintain effective oversight of management, including the Chief Executive Officer. In our view, splitting the roles would potentially make our management and governance processes less effective through undesirable duplication of work and possibly lead to a blurring of clear lines of accountability and responsibility.

The Lead Independent Director is elected by the Board. Our current Lead Independent Director, Todd P. Headley, is an engaged and active director, who works collaboratively with Mr. Foster, while providing strong independent oversight. As described in the Company’s Corporate Governance Guidelines, the Lead Independent Director has broad responsibility and authority, including, but not limited to:

•	reviewing Board meeting agendas in collaboration with the Chairman of the Board and recommending matters for the Board to consider and information to be provided to the Board;

•	coordinating the activities of the independent directors and setting the agenda for and chairing sessions of the Board’s independent directors;

•	serving as the principal liaison for consultation and communication between the independent directors and stockholders, which communication shall, in general, be facilitated through management;

•	serving as principal liaison for employee reports of potential misconduct that by their nature cannot be brought to management;

•	facilitating communications between the independent directors and the other members of the Board and management of the Company; and

•	performing such other duties as the Board may from time to time delegate.

In addition to the above responsibilities and Mr. Headley’s service as a member of the Board, Mr. Headley has over the past year performed additional duties, including regularly communicating with the Chairman, independent directors and senior members of management between Board meetings and after executive sessions to provide feedback from the independent directors on a variety of matters.

Role of the Board in risk oversight

Our Board is responsible for the oversight of risk management related to the Company’s business and accomplishes this oversight through the regular reporting to the Board by its committees. The Audit Committee periodically reviews our accounting, reporting, and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, and the Company’s compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit, and information technology functions, the Audit Committee reviews and discusses all significant areas of the Company’s business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, the Compensation Committee and the Nominating and Corporate Governance Committee review and report to the Board with regard to areas of risk management that such Board committees oversee.

Director independence

Our Board has determined that each of the directors on our Board other than James C. Foster and Thomas F. Kelly and each director nominee, assuming their election at the Annual Meeting, qualifies as an independent director, as defined under the Nasdaq Listing Rules, and that the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and the Nasdaq Listing Rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as discussed below.

Committees of the Board

Our Board directs the management of the Company’s business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and its standing committees. We have a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each of which operates under a written charter.

In addition, from time to time, special committees may be established under the direction of our Board when the Board deems it necessary or advisable to address specific issues. Current copies of our Board committee charters have been posted on our website, at https://ir.zerofox.com, as required by applicable SEC and Nasdaq Stock Market rules.

Board, committees, and stockholders meetings

During the fiscal year ended January 31, 2023:

•	our Board held two (2) meetings (including regularly scheduled and special meetings);

•	our Audit Committee held three (3) meetings;

•	our Compensation Committee held two (2) meetings; and

•	our Nominating and Corporate Governance Committee did not hold any meetings.

Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served during the fiscal year ended January 31, 2023.

Although we do not have a formal policy regarding the attendance of our annual meetings of stockholders by the members of our Board, we encourage them to do so. ZeroFox has not previously held an annual meeting.

Audit Committee

Our Audit Committee consists of Todd P. Headley, Peter Barris, and Sean Cunningham, with Mr. Headley serving as the Chair. Following the Annual Meeting (and assuming the director nominees are elected), our Audit Committee will consist of Todd P. Headley, Paul Hooper, and Barbara Stewart, with Mr. Headley serving as the Chair. Our Board has determined that each of these individuals satisfies the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act and the applicable listing standards of the Nasdaq Stock Market. Our Board has determined that each current and proposed member of our Audit Committee satisfies the requirements for financial literacy under the applicable Nasdaq Stock Market rules. In arriving at this determination, our Board examined each current and proposed Audit Committee member’s scope of experience and the nature of their prior and/or current employment.

Our Board determined that Mr. Headley qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Stock Market rules. In making this determination, our Board considered Mr. Headley’s formal education and previous and current experience in financial and accounting roles. Both the Company’s independent registered public accounting firm and management periodically meet privately with our Audit Committee.

The Audit Committee’s responsibilities include, among other things:

•	appointing, compensating, retaining, evaluating, terminating, and overseeing the Company’s independent registered public accounting firm;

•	discussing with the Company’s independent registered public accounting firm their independence from management;

•	reviewing with management and the Company’s independent registered public accounting firm the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm;

•

overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual financial statements that the Company files with the SEC;

•	reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters.

Compensation Committee

Our Compensation Committee consists of Corey M. Mulloy and Samskriti King, with Mr. Mulloy serving as the Chair. Following the Annual Meeting (and assuming the director nominees are elected), our Compensation Committee will consist of Paul Hooper and Samskriti King, with Mr. Hooper serving as the Chair. Each of these individuals is or will be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board has determined that each current and proposed Compensation Committee member is “independent,” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a compensation committee.

The Compensation Committee’s responsibilities include, among other things:

•

reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of these goals and objectives, and setting or making recommendations to our Board regarding the compensation of our Chief Executive Officer;

•	reviewing and setting or making recommendations to our Board regarding the compensation of the other executive officers;

•	making recommendations to our Board regarding the compensation of our directors;

•	reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements; and

•	appointing and overseeing any compensation consultants.

Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to delegate any or all of its powers and responsibilities to a subcommittee of the Compensation Committee, or any member of the Committee, to the extent consistent with our Certificate of Incorporation, amended and restated bylaws, and Corporate Governance Guidelines, applicable law, rules, and regulations, and the Nasdaq Listing Rules. The Compensation Committee may delegate to a subcommittee or to one or more officers of the Company the authority to make grants and awards of stock, stock options, and other equity awards to any non-Section 16 officer of the Company under such of the Company’s incentive compensation or other equity-based plans as the Compensation Committee deems appropriate and in accordance with the terms of such plans.

Independent Compensation Consultant

Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain compensation and benefits consultants, legal counsel, and other experts or advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel, or advisor, the Compensation Committee reviews and considers the independence of such consultant, counsel, or advisor in accordance with applicable Nasdaq Listing Rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the Compensation Committee.

During the fiscal year ended January 31, 2023, the Compensation Committee engaged an outside compensation consultant – Compensia, Inc. (the “Consultant”). The Compensation Committee recognizes the need for an experienced advisor to provide “one-stop shop” guidance regarding Board and management compensation, as well as to assist in the development of an overall compensation philosophy. After considering the factors provided under Item 407(e)(3)(iii) of SEC Regulation S-K and the Nasdaq Listing Rules, the Compensation Committee concluded that the Consultant is an independent compensation consultant. The Consultant’s current role is to advise the Compensation Committee on all compensation matters related to our executive officers and our directors. The Consultant’s advisory services include reviewing peer group compensation data and benchmarking pay levels of our senior executives against the Company’s peer group and published/general market survey data. The Consultant was also engaged to advise on strategic matters pertaining to our equity incentive plan. The Consultant provides an additional measure of assurance that the Company’s executive compensation program is a reasonable and appropriate means to achieve our objectives.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Adam Gerchen and Peter Barris, with Mr. Gerchen serving as the Chair. Following the Annual Meeting (and assuming the director nominees are elected), our Nominating and Corporate Governance Committee will consist of Barbara Stewart and Teresa H. Shea, with Ms. Stewart serving as the Chair. Our Board has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq and SEC rules and regulations.

The Nominating and Corporate Governance Committee’s responsibilities include, among other things:

•	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;

•	recommending to our Board the nominees for election to our Board at annual meetings of our stockholders;

•	overseeing an evaluation of our Board and its committees; and

•	periodically reviewing and recommending to our Board updates to our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and related Company policies.

Director nominations process

The Nominating and Corporate Governance Committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, our Nominating and Corporate Governance Committee considers the criteria set forth in the Nominating and Corporate Governance Committee charter and our Corporate Governance Guidelines. Specifically, the Nominating and Corporate Governance Committee and the Board consider director candidates based on a number of attributes, including:

•	Established leadership reputation in his/her field,

•	Reputation for good business judgment,

•	Active in business or academia,

•	Knowledge of business on a national/global basis,

•	Meets high ethical standards,

•	Commitment to regular Board/committee meeting attendance,

•	Familiarity with the cybersecurity and data and privacy protection businesses, and

•

Whether the candidate would contribute to the Board’s diversity of experience, profession, expertise, skill and background (including with respect to race, ethnicity, national origin, gender and sexual orientation).

The Nominating and Corporate Governance Committee also monitors the mix of skills, experience and background to assure that the Board has the necessary composition to effectively perform its oversight function. As listed above, diversity characteristics of the Board as a whole and of a particular candidate are one of several factors considered by the Nominating and Corporate Governance Committee when evaluating director candidates. However, a candidate will neither be included nor excluded from consideration solely based on his or her diversity traits.

In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at Board meetings and participation in and contributions to the activities of the Board. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

In identifying prospective director candidates, the Nominating and Corporate Governance Committee may consider recommendations from other members of the Board, management, stockholders, and other sources, including third-party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

Ms. Stewart was initially recommended to serve as a member of our Board by Mr. Foster, our Chief Executive Officer and Chairman. Mr. Hooper and Ms. Shea were initially recommended to serve as members of our Board by non-employee directors. In determining to nominate each of the director nominees to be elected at the Annual Meeting, each was evaluated in accordance with our standard review process for director candidates described herein.

In accordance with the Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. The deadline for submission of stockholder recommendations is 120 calendar days prior to the first anniversary of the date the Company’s proxy statement is released to stockholders in connection with the previous year’s annual meeting.

Any recommendation submitted to us should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected, and it must otherwise comply with the requirements under our amended and restated bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary. All recommendations for director nominations received by the Corporate Secretary that satisfy the requirements of our amended and restated bylaws relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent, and information requirements set forth in our amended and restated bylaws. These timing requirements are also described under the caption “Stockholder proposals for the 2024 annual meeting.”

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of its directors and director candidates and corporate governance policies and applicable standards. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted in the Investors section on our website at https://ir.zerofox.com. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Business Conduct and Ethics on our website.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers, and employees. The policy prohibits our directors, officers, and employees from engaging in hedging transactions and all other forms of monetization transactions, short sales, and transactions in publicly traded options, such as puts, calls, and other derivatives involving our equity securities.

Board Diversity Matrix

Board Diversity Matrix (as of May 12, 2023)
Total Number of Directors	8
		Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		1	7
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White			7
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Communications with the Board of Directors

Any stockholder or any other interested party who desires to communicate with our Board, our non-management directors, or any specific individual director may do so by directing such correspondence to the attention of the Corporate Secretary, ZeroFox Holdings, Inc., 1834 S. Charles Street, Baltimore, Maryland 21230. Following its clearance through normal security procedures, the Corporate Secretary will forward such communication to the pertinent director or directors, as appropriate. In that regard, the Board of Directors has requested that certain items unrelated to the duties and responsibilities of the Board should be excluded or redirected, as appropriate, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board is currently composed of eight (8) members. In accordance with our Certificate of Incorporation, our Board of Directors is divided into three classes with staggered three-year terms. One class is elected each year at the annual meeting of stockholders for a term of three years. At the Annual Meeting, three (3) Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal.

Nominees

Our Board has nominated Paul Hooper, Teresa H. Shea, and Barbara Stewart to serve as Class I directors. If elected, each of them will serve as Class I directors until the 2026 annual meeting of stockholders and until their successors are elected and qualified, or their earlier death, resignation, or removal. For more information concerning the nominees, see the section titled “Directors, Executive Officers, and Corporate Governance.”

The Board anticipates that each of Paul Hooper, Teresa H. Shea, and Barbara Stewart will serve, if elected, as a director. However, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the discretionary authority provided in the proxy will be exercised by the proxy holders to vote for a substitute or substitutes nominated by the Board, or the Board, on the recommendation of the Nominating and Corporate Governance Committee, may reduce the size of the Board and number of nominees.

Vote required

The election of each of the three (3) Class I director nominees requires a plurality of the votes cast. Abstentions and broker non-votes will have no effect on this proposal.

Board recommendation

The Board unanimously recommends a vote FOR the election of each of Paul Hooper, Teresa H. Shea, and Barbara Stewart as Class I directors.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending January 31, 2024. The Audit Committee and the Board seek to have the stockholders ratify the Audit Committee’s appointment of Deloitte.

Although we are not required to seek stockholder approval of this appointment, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of Deloitte for ratification by stockholders as a matter of good corporate practice. If the appointment of Deloitte is not ratified by the stockholders, the Audit Committee will consider the vote of our stockholders and may appoint another independent registered public accounting firm or may decide to maintain its appointment of Deloitte.

Representatives of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Fees paid to the independent registered public accounting firm

The following table sets forth the approximate aggregate fees billed to the Company by Deloitte during the fiscal years ended January 31, 2023 and January 31, 2022:

Fee Category	Fiscal Year Ended January 31, 2023	Fiscal Year Ended January 31, 2022
Audit fees(1)	$3,835,327	$1,238,000
Audit-related fees(2)	$1,772,700	$300,000
Tax fees	$—	$—
All other fees(3)	$1,895	$—
Total Fees	$5,609,922	$1,538,000

(1)

Audit fees consisted of fees billed for professional services provided in connection with the audits of our consolidated financial statements and the review of our quarterly condensed consolidated financial statements. Audit fees for fiscal year 2023 also include $1,888,100 in fees relating to services performed in connection with the Business Combination, in each case including either comfort letters, consents, and review of documents filed with the SEC.

(2)	Audit-related fees consisted of fees for audits in connection with IDX’s historical financial statements prior to the Business Combination on August 3, 2022.
(3)	All other fees included fees for access to online accounting and tax research software.

Audit Committee policy on pre-approval of audit and permissible non-audit services of independent registered public accounting firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm and audit engagement fees and terms in order to ensure that the provision of such services does not impair such accounting firm’s independence.

All audit, audit-related, tax, and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte was compatible with the firm’s independence in the conduct of its auditing functions. The Audit Committee has taken into consideration whether the provision of non-audit services by Deloitte is compatible with maintaining auditor independence. None of the services described above was approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Vote required

Ratification of the appointment of Deloitte requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against the proposal. No broker non-votes are expected in connection with the proposal.

Board recommendation

The Board unanimously recommends a vote FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending January 31, 2024.

CHANGE IN ACCOUNTANTS

On August 3, 2022, the Audit Committee of our Board approved the engagement of Deloitte as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending January 31, 2023, subject to execution of the engagement letter. Deloitte served as the independent registered public accounting firm of each of ZeroFox and IDX prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), L&F’s independent registered public accounting firm prior to the Business Combination, was informed on the Closing Date that it would be dismissed and replaced by Deloitte as the Company’s independent registered public accounting firm.

Withum’s report on L&F’s financial statements as of December 31, 2021 and 2020, for the year ended December 31, 2021, for the period from August 20, 2020 (inception) through December 31, 2020, as of August 31, 2022 and the period January 1, 2022 to August 2, 2022 and the related notes to the financial statements (collectively, the “financial statements”), did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about the L&F’s ability to continue as a going concern.

During the period from August 20, 2020 (inception) through December 31, 2020, the year ended December 31, 2021, and the subsequent period through August 2, 2022, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, except for the control deficiency disclosed as a material weakness in L&F’s Annual Report on Form 10-K for the year ended December 31, 2021.

During the period from August 20, 2020 (inception) through December 31, 2021, the year ended December 31, 2021, and the subsequent period through August 3, 2022, the Company did not consult Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

AUDIT COMMITTEE REPORT

The information contained under this “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

In the performance of its oversight function, the Audit Committee of our Board has:

a.	reviewed and discussed with management the Company’s annual audited financial statements for the fiscal year ended January 31, 2023;

b.

discussed with Deloitte, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

c.	received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communication with the Audit Committee concerning independence; and

d.	discussed with Deloitte its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 31, 2023 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023 for filing with the SEC.

While the Audit Committee has the responsibilities set forth in its charter (including to monitor and oversee the audit processes), the Audit Committee does not have the duty to plan or conduct audits or to determine that the Company’s financial statements are complete, accurate, or in accordance with generally accepted accounting principles. The Company’s management and independent auditor have this responsibility.

This report is respectfully submitted by the members of the Audit Committee of the Board of Directors:

Peter Barris

Sean Cunningham

Todd P. Headley (Chair)

EXECUTIVE AND DIRECTOR COMPENSATION

To achieve ZeroFox’s goals, ZeroFox has designed, and intends to modify, as necessary, its compensation and benefits programs to attract, retain, incentivize and reward talented and qualified executives who share its philosophy and desire to work towards achieving these goals.

ZeroFox believes its compensation program should promote the success of the Company and align executive incentives with the long-term interests of its stockholders. Prior to the Closing of the Business Combination, ZeroFox’s historical compensation programs reflected its startup origins in that they consisted primarily of salary and stock option awards. Following the Closing, the Compensation Committee has implemented a compensation program that aligns executive compensation with the Company’s performance and provides fair and competitive compensation necessary for motivating and retaining talent.

This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. The discussion in this section addresses ZeroFox’s executive compensation programs that were in effect prior to the consummation of the Business Combination. Following the Closing of the Business Combination, we developed an executive compensation program that is designed to align compensation with ZeroFox’s business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward individuals who contribute to the long-term success of ZeroFox. Decisions on the executive compensation program are made by our Compensation Committee.

Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions, and other actions. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. No other executive officers participate in the determination of the compensation of the other executive officers. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our Compensation Committee then reviews the recommendations and other data. Our Compensation Committee makes decisions as to total compensation for each executive officer, although it may instead, in its discretion, make recommendations to our Board regarding executive compensation for its approval.

Following the Closing of the Business Combination, our Compensation Committee engaged the Consultant, an independent compensation consulting firm, to provide it with information, recommendations, and other advice relating to executive compensation on an ongoing basis. The Consultant serves at the discretion of our Compensation Committee. As part of its engagement, the Consultant assists our Compensation Committee in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

For the year ended January 31, 2023, our named executive officers were:

•	James C. Foster, Chief Executive Officer

•	Timothy Bender, Chief Financial Officer

•	Scott O’Rourke, Chief Revenue Officer

Summary Compensation Table

The following table sets forth information concerning the compensation paid by the Company to our named executive officers during the fiscal years ended January 31, 2023 and January 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-equity Incentive Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
James C. Foster, Chief Executive Officer	2023	400,000	110,000	—	200,000	12,000	722,000
	2022	278,770	—	—	175,000	12,000	465,770
Timothy Bender, Chief Financial Officer	2023	350,000	70,000	295,418	175,000	—	890,418
	2022	256,500	—	133,519	115,000	—	505,019
Scott O’Rourke, Chief Revenue Officer	2023	300,000	50,000	246,182	306,456	24,977	927,615
	2022	268,852	—	160,202	281,322	14,269	724,645

(1)

The amounts in this column represent discretionary bonuses earned by executive officer during the years ending January 31, 2023 and January 31, 2022, respectively. The discretionary bonus is more fully described below under the section titled “Discretionary Bonuses.”

(2)

The amounts in this column represent the aggregate grant-date fair value of awards granted to each named executive officer in the summary table, computed in accordance with FASB ASC Topic 718. See Note 14 to ZeroFox’s audited financial statements included in ZeroFox’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023 for a discussion of the assumptions made by ZeroFox in determining the grant-date fair value of ZeroFox’s equity awards.

(3)

The amounts in this column represent cash bonuses and commissions earned under our 2023 and 2022 bonus and commission plans based upon the achievement of objectives for the years ended January 31, 2023 and January 31, 2022, respectively. Messrs. Foster and Bender are covered under our Annual Incentive Plan, which is an annual bonus plan, and Mr. O’Rourke is covered under our Sales Management Incentive Plan, which is a commission plan. The Annual Incentive Plan is more fully described below under the section titled “Incentive Bonus Plan,” and the Sales Management Incentive Plan is more fully described below under the section titled “Commission Plan.”

(4)	The amounts in this column represent a monthly expense allowance for Mr. Foster, and a field marketing allowance for Mr. O’Rourke.

Narrative Disclosure to Summary Compensation Table

For the year ended January 31, 2023, the compensation program for ZeroFox’s named executive officers consisted of base salary, discretionary bonuses, incentive compensation delivered in the form of annual incentive bonuses and commissions, stock option awards, and perquisites.

Base Salary

Base salary is set at a level that is commensurate with the named executive officer’s duties and authorities, contributions, prior experience and sustained performance.

Discretionary Bonuses

Discretionary bonuses were earned based upon the Company’s achievement of strategic objectives. During the year ended January 31, 2023, the Compensation Committee approved discretionary bonuses of $110,000, $70,000, and $50,000 for Mr. Foster, Mr. Bender, and Mr. O’Rourke, respectively.

Incentive Bonus Plan

Bonuses are earned based upon the achievement of annual bookings, with payouts equal to 1% of target for each 1% achievement of the annual bookings target up to 100% of the target bonus. Incremental payouts above the target bonus based on the achievement of bookings above the annual bookings target are at the discretion of the Compensation Committee in the case of Mr. Foster, and at the discretion of the Chief Executive Officer for other participants.

Messrs. Foster and Bender are eligible to earn annual bonuses under our annual incentive plans established for each pertinent fiscal year. For the year ended January 31, 2023, each of Messrs. Foster and Bender had bonus targets equal to $200,000 and $175,000, respectively. Bonuses were paid out at 100% of target.

Commission Plan

Commissions are earned based on annual bookings, with a fixed percentage for annual bookings up to the annual bookings target and an incremental percentage for annual bookings above the annual bookings target.

Mr. O’Rourke is eligible for periodic commissions under our Sales Management Incentive Plan. For fiscal 2023, Mr. O’Rourke was paid annual commissions of $306,456 under this plan.

Stock-Based Compensation Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executive officers with a strong link to long-term performance, create an ownership culture and help to align the interests of our executive officers and stockholders. Prior to the Business Combination, stock options were granted to ZeroFox’s named executive officers under the ZeroFox 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”). Upon the consummation of the Business Combination, outstanding options under the 2013 Equity Incentive Plan were assumed and converted into options of ZeroFox based upon the applicable exchange ratio. Following the Business Combination, equity awards are made under the ZeroFox Holdings, Inc. 2022 Incentive Equity Plan (the “Incentive Equity Plan”), which was adopted in connection with the consummation of the Business Combination.

Change in Control Features

The 2013 Equity Incentive Plan generally provides that upon a “change in control” (as defined in the 2013 Equity Incentive Plan), the Board may, among other actions, arrange for the assumption of the award or accelerate the vesting of the award. Under our Incentive Equity Plan, in the event of a change in control (as defined in the Incentive Equity Plan), to the extent that ZeroFox or a successor entity does not assume an award or substitute another substantially similar award for an outstanding award, then all such awards held by grantees who remain in ZeroFox’s service will become fully vested, and exercisable and/or payable (as applicable) in connection with the transaction, and all forfeiture, repurchase and other restrictions on the awards shall lapse, in which case the awards shall be cancelled upon consummation of the change in control in exchange for the right to receive change in control consideration (if any amount is due) determined by the number of shares subject to each such award and net of any exercise price, subject to the requirements of Section 409A of the Code.

Outstanding Equity Awards at 2023 Fiscal Year End

The following table presents information regarding outstanding equity awards held by ZeroFox’s named executive officers as of January 31, 2023.

	Option Awards(1)

	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
James C. Foster			—	—	—	—
Timothy Bender	01/27/16	(2)	300,787	—	0.60	01/27/26
	08/22/17	(3)	125,961	—	0.77	08/22/27
	03/05/19	(4)	181,623	12,108	0.98	03/05/29
	02/24/20	(5)	78,725	35,784	1.23	02/24/30
	05/20/21	(6)	31,312	40,257	2.24	03/01/31
	02/23/22	(7)	—	85,883	8.25	02/01/32
Scott O’Rourke	02/14/17	(8)	247,056	—	0.70	02/14/27
	03/05/19	(9)	134,191	8,947	0.98	03/05/29
	03/05/19	(10)	73,000	24,334	0.98	03/05/29
	11/20/19	(11)	5,725	—	1.09	11/20/29
	05/14/20	(12)	3,935	1,790	1.23	05/14/30
	05/14/20	(13)	1,431	—	1.23	05/14/30
	05/20/21	(6)	37,573	48,310	2.24	03/01/31
	02/23/22	(7)	—	71,569	8.25	02/01/32

(1)	All stock options were granted pursuant to the 2013 Equity Incentive Plan.
(2)	25% of the stock options vested on January 27, 2017, and the remainder vested in equal monthly installments over 36 months thereafter.
(3)	25% of the stock options vested on January 18, 2019, and the remainder vested in equal quarterly installments over 36 months thereafter.
(4)	25% of the stock options vested on March 1, 2020, and the remainder vest in equal quarterly installments over 36 months thereafter, subject to continued service through the applicable vesting date.
(5)

25% of the stock options vested on February 24, 2021, and the remainder vest in equal quarterly installments over 36 months thereafter, subject to continued service through the applicable vesting date.

(6)	25% of the stock options vested on March 1, 2022, and the remainder vest in equal quarterly installments over 36 months thereafter, subject to continued service through the applicable vesting date.
(7)

25% of the stock options vested on February 1, 2023, and the remainder vest in equal monthly installments over 36 months thereafter, subject to continued service throughout the applicable vesting date.

(8)	25% of the stock options vested on February 1, 2018, and the remainder vested in equal quarterly installments over 36 months thereafter.
(9)	25% of the stock options vested on March 1, 2020, and the remainder vest in equal quarterly installments over 36 months thereafter, subject to continued service through the applicable vesting date.
(10)	25% of the stock options vested on January 31, 2021, and the remainder vest in equal quarterly installments over 36 months thereafter, subject to continued service through the applicable vesting date.
(11)	100% of the stock options vested on November 20, 2019.
(12)	25% of the stock options vested on February 1, 2021, and the remainder vest in equal quarterly installments over 36 months thereafter, subject to continued service through the applicable vesting date.
(13)	100% of the stock options vested on May 14, 2020.

Benefits and Perquisites

We provide benefits to our named executive officers on the same basis as provided to all of our employees, including medical, dental and vision insurance; health reimbursement arrangement, life insurance; accidental death and dismemberment insurance; short-and long-term disability insurance; health and dependent care flexible spending accounts; employee assistance program; various voluntary employee-funded coverages; and a tax-qualified Section 401(k) plan to which we may provide discretionary employer contributions. We do not maintain any executive-specific benefit or perquisite programs.

In addition, Mr. Foster received a monthly expense allowance of $1,000, and Mr. O’Rourke received a discretionary field marketing allowance of $24,977 during the year ended January 31, 2023.

Executive Officer Employment Agreements

James C. Foster

Executive Employment Agreement

ZeroFox entered into an employment agreement with James C. Foster, our Chief Executive Officer and Chairman, dated January 18, 2023. Pursuant to this employment agreement, Mr. Foster’s employment is at-will and may be terminated at any time by us or Mr. Foster. His employment agreement includes obligations relating to the protection of confidential information and the assignment of inventions and intellectual property, as well as restrictive covenants regarding non-competition and non-solicitation.

Under his employment agreement, if Mr. Foster is terminated without cause or resigns for good reason (each as defined in his employment agreement), provided he signs and does not revoke a separation agreement that includes a release of claims, then Mr. Foster is eligible to receive (i) 12 months of continued base salary payable in a lump-sum, (ii) payment by the Company of the employer-portion of premiums for continued health insurance coverage for 12 months following termination provided Mr. Foster continues his required copayment of premiums, and (iii) 12 months of vesting acceleration of his then-outstanding unvested equity awards. If Mr. Foster is terminated without cause or resigns for good reason within the 3 months prior to or 12 months following a change in control (as defined in the Incentive Equity Plan), provided he signs and does not revoke a separation agreement that includes a release of claims, then Mr. Foster is eligible to receive (x) 18 months of continued base salary plus 100% of his annual target bonus, all payable in a lump-sum, (y) payment by the Company of the employer-portion of premiums for continued health insurance coverage for 18 months following termination provided Mr. Foster continues his required copayment of premiums, and (z) the acceleration of vesting of all of his then-outstanding unvested equity awards.

Timothy Bender and Scott O’Rourke

Executive Employment Agreements

ZeroFox entered into employment agreements with Timothy Bender, our Chief Financial Officer, and Scott O’Rourke, our Chief Revenue Officer (each an “executive officer”). Each agreement is dated January 18, 2023. Pursuant to each employment agreement, each executive officer’s employment is at-will and may be terminated at any time by us or by the executive officer. Each executive officer’s employment agreement includes obligations relating to the protection of confidential information and the assignment of inventions and intellectual property, as well as restrictive covenants regarding non-competition and non-solicitation.

Under each of these employment agreements, if an executive officer is terminated without cause or resigns for good reason (each as defined in his employment agreement), provided he signs and does not revoke a separation agreement that includes a release of claims, then such executive officer is eligible to receive (i) 6 months of continued base salary payable in a lump-sum, and (ii) payment by the Company of the employer-portion of premiums for continued health insurance coverage for 6 months following termination provided the executive officer continues his required copayment of premiums. If an executive officer is terminated without cause or resigns for good reason within the 3 months prior to or 12 months following a change in control (as defined in the Incentive Equity Plan), provided he signs and does not revoke a separation agreement that includes a release of claims, then such executive officer is eligible to receive (x) 12 months of continued base salary plus a pro-rated portion of his annual target bonus, all payable in a lump-sum, (y) payment by the Company of the employer-portion of premiums for continued health insurance coverage for 12 months following termination provided the executive officer continues his required copayment of premiums, and (z) the acceleration of vesting of all of his then-outstanding unvested equity awards.

Director Compensation

This section provides information regarding the compensation of our non-executive officer directors for the year ended January 31, 2023. Our non-executive officer directors are also entitled to reimbursement of direct expenses incurred in connection with attending meetings of our Board or committees thereof. We provide both cash and equity compensation to our independent directors.

2023 Cash Compensation

The cash compensation amounts set forth below were payable to each non-executive officer director for their service on the Board for the year ended January 31, 2023, as pro rated from August 3, 2022:

•	Annual Director Service Retainer – $32,000

•	Annual Retainer for Lead Independent Director – $20,000

•	Annual Retainer for Audit Committee Chair – $20,000

•	Annual Retainer for members of the Audit Committee (other than the Chair) – $10,000

•	Annual Retainer for Compensation Committee Chair – $15,000

•	Annual Retainer for members of the Compensation Committee (other than the Chair) – $5,000

•	Annual Retainer for Nominating and Corporate Governance Committee Chair – $10,000

•	Annual Retainer for Nominating and Corporate Governance Committee Member (other than the Chair) – $5,000

2023 Equity Compensation

On December 14, 2022, each director identified in the table below was granted 42,918 restricted stock units or RSUs, with the shares underlying the RSUs vesting in full on the earlier of the date immediately preceding the Company’s 2023 Annual Meeting of Stockholders or immediately prior to the effective date of a Change in Control of the Company (as defined in the Incentive Equity Plan), subject to each director’s continued service as a director through the applicable vesting date.

Name	Fees earned or paid in cash ($)		Stock awards($)(1)	All Other Compensation($)		Total($)
Peter Barris	23,500		200,000	—		223,500
Todd Headley	36,000		200,000	—		236,000
Samskriti King	48,500	(2)	200,000	—		248,500
Adam Gerchen	21,000		200,000	—		221,000
Sean Cunningham	21,000		200,000	—		221,000
Thomas Kelly	16,000		200,000	631,606	(3)	847,606
Corey Mulloy(4)	23,500		200,000	—		223,500

(1)

The amounts in this column represent the aggregate grant-date fair value of RSUs granted to each non-executive officer director, computed in accordance with FASB ASC Topic 718. See Note 14 to ZeroFox’s audited financial statements included in ZeroFox’s Annual Report on Form 10-K for fiscal year ended January 31, 2023 for a discussion of the assumptions made by ZeroFox in determining the grant-date fair value of ZeroFox’s equity awards.

(2)

In fiscal year 2023, Samskriti King was the only non-executive officer director with an annual retainer in place prior to the consummation of the Business Combination. Ms. King received $30,000 in connection with this initial annual retainer, which was superseded by the annual retainer in place after the consummation of the Business Combination (as reflected in the “2023 Cash Compensation” section above).

(3)	In fiscal year 2023, Thomas Kelly earned compensation of $631,606 related to his employment at the Company. Mr. Kelly’s compensation consisted of a base salary of $628,750 and bonus of $2,858.
(4)

Pursuant to an agreement between Highland Capital Partners LLC (“HCP”) and Mr. Mulloy, upon the vesting of the RSU held by Mr. Mulloy, any proceeds from the sale of the underlying shares will be transferred to HCP. In addition, any cash compensation earned by Mr. Mulloy from the Company has been and will continue to be paid to HCP.

Equity Compensation Plan Information

As of January 31, 2023, we maintained our 2022 Plan. In addition, we maintained the ZeroFox, Inc. 2013 Equity Incentive Plan (the “2013 Plan”), the ID Experts Holdings, Inc. 2016 Stock Option Grant Plan (the “2016 IDX Plan”) and the ID Experts Holdings, Inc. 2017 Equity Incentive Plan (the “IDX 2017 Plan” and, together with the 2016 IDX Plan, the “IDX Plans”), each of which we assumed in connection with the consummation of the Business Combination. The following table provides information about equity awards outstanding under each of our equity compensation plans as of January 31, 2023.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:	2,802,426	$—	15,829,510	(2)
Equity compensation plans not approved by security holders(3)(4)	7,869,050	$1.55	—	(5)
Total	10,671,476	$1.55	15,829,510

(1)	The weighted-average exercise price does not take into account our common stock issuable upon the vesting of restricted stock units, which have no exercise price.
(2)

Includes 11,750,135 shares of common stock initially authorized for issuance under the 2022 Plan. Pursuant to the 2022 Plan, the aggregate number of shares of our common stock that may be issued under the plan automatically increases by a number equal to the lesser of (i) five percent (5%) of the total number of shares of common stock issued and outstanding on January 31 of the calendar year immediately preceding the date of such increase and (ii) a number of shares of our common stock determined by the Board. Accordingly, as of January 1, 2023, the number of shares authorized for issuance under the 2022 Plan was automatically increased by additional 5,909,396 shares.

(3)

In connection with the Business Combination, we assumed the 2013 Plan, including all outstanding options to purchase shares of common stock of ZeroFox, Inc. under the 2013 Plan. Each assumed option was converted into an option to acquire our common stock at the applicable exchange ratio of 0.286277. As a result, in connection with the Closing, we assumed 6,380,458 options with exercise prices between $0.35 and $9.86 per share of common stock. No further awards may be granted under the 2013 Plan.

(4)

In connection with the Business Combination, we assumed the IDX Plans, including all outstanding options to purchase shares of common stock of ID Experts Holdings, Inc. under the IDX Plans. Each assumed option was converted into an option to acquire our common stock at the applicable exchange ratio of 0.692629. As a result, in connection with the Closing, we assumed 1,775,844 options with exercise prices between $0.05 and $3.78 per share of common stock. No further awards may be granted under the IDX Plans.

(5)	As of January 31, 2023, there are no shares of common stock remaining available for future issuance under the 2013 Plan and the IDX Plans.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

ZeroFox Related Person Transactions

Headquarters’ Lease

ZeroFox, Inc., a wholly-owned subsidiary of the Company, currently leases our headquarters at 1834 S. Charles Street, Baltimore, Maryland, 21230 pursuant to the terms of a Lease Agreement dated February 27, 2016 (as amended, the “HQ Lease”) with 1830 Charles Street LLC, a subsidiary of Wolf Acquisitions, L.P. Wolf Acquisitions, L.P. is wholly-owned by James C. Foster, our Chief Executive Officer and Chairman. Under the terms of the HQ Lease, ZeroFox, Inc. paid 1830 Charles Street LLC base rent of $35,170 per month (an amount that increased to $36,225 per month on March 1, 2022). Following the expiration of the HQ Lease on February 28, 2023, ZeroFox, Inc. continued to lease the facility on a month-to-month basis. On April 21, 2023, the HQ Lease was amended by Amendment No. 2, which extended the HQ Lease for an additional three (3) year term to expire on February 28, 2026. The current base rent is $27,083.33 per month and it will automatically increase by three percent (3%) per annum. Following this three-year extension, ZeroFox, Inc. will have the option to extend the HQ Lease for two (2) additional one-year terms. The HQ Lease was approved by our Audit Committee and we believe that the HQ Lease is on arms’ length terms.

Cyveillance Sublease

On September 30, 2020, ZeroFox, Inc. acquired the Cyveillance business unit and related assets from Lookingglass Cyber Solutions, Inc. (“Lookingglass”). In connection with this transaction, ZeroFox, Inc. issued Series E redeemable convertible preferred stock to Lookingglass and Lookingglass became a greater than 5% beneficial owner of our common stock as a result of the Business Combination. As part of the Cyveillance acquisition, ZeroFox, Inc. entered into that certain Deed of Sublease, dated September 30, 2020, with Lookingglass as sublandlord (the “Lookingglass Sublease”). Under the Lookingglass Sublease, ZeroFox, Inc. paid Lookingglass $23,886 monthly base rent (an amount that increased to $24,844 per month on March 1, 2021 and to $25,837 per month on March 1, 2022). The Lookingglass Sublease expired on July 31, 2022 and was not renewed. The Lookingglass Sublease was approved by the ZeroFox Board in connection with the Cyveillance acquisition and ZeroFox believes that the Lookingglass Sublease was on arm’s-length terms. In addition, Lookingglass’ Executive Chairman, Gilman Louie, was a member of the board of directors of ZeroFox, Inc. from October 2020 to May 2022.

Acquisition of Lookingglass

On April 14, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, LGCS Acquisition Holdco, LLC, a wholly-owned subsidiary of the Company (“Merger Sub”), LGCS Holdco, Inc. (“LGCS Holdco”), LGCS Merger Sub, Inc. (“LGCS Merger Sub”), Lookingglass, and Glenn Rieger, solely in his capacity as stockholders’ representative. The Company completed the acquisition of Lookingglass pursuant to the Merger Agreement on April 24, 2023 (the “LG Closing Date”).

Pursuant to the Merger Agreement, among other things, (i) LGCS Merger Sub merged with and into Lookingglass, with Lookingglass surviving and becoming a wholly-owned subsidiary of LGCS Holdco and the former stockholders of Lookingglass becoming stockholders of LGCS Holdco as a result of such restructuring, (ii) LGCS Holdco caused Lookingglass to convert from a Delaware corporation to a Delaware limited liability company with the name Lookingglass Cyber Solutions, LLC, and (iii) LGCS Holdco merged with and into Merger Sub, with Merger Sub surviving and continuing as a wholly-owned subsidiary of the Company (the “Merger”).

Upon the consummation of the Merger, the stockholders of LGCS Holdco became entitled to receive approximately 9.4 million shares of our common stock (the “Closing Consideration”), subject to adjustment as provided in the Merger Agreement, which Closing Consideration shall be issued in three (3) or four (4) installments on the six (6)-month, twelve (12)-month and eighteen (18)-month anniversaries of the LG Closing Date and potentially a further payment on July 31, 2025. The 9.4 million shares include up to 2 million earnout shares, which will be earned if Lookingglass achieves certain contract thresholds within a specified period of time or if a certain contract is renewed with a specified contract value within a specified period of time. Upon closing of the Merger, the Company paid $9.5 million of Lookingglass indebtedness and issued a subordinated convertible note (the “Convertible Note”) in the principal amount of approximately $3.3 million in satisfaction of certain additional Lookingglass indebtedness. The Convertible Note has a maturity date of July 31, 2025, will be interest-free for the first 12 months, and bear interest at a rate of 6% per annum thereafter. Upon maturity of the Convertible Note, the Company shall be obligated to pay, and prior to maturity the Company may elect to prepay, the principal of and accrued interest on the Convertible Note by paying cash, by issuing shares of Company common stock, or by a combination of cash and shares. At any time beginning July 1, 2024, the Convertible Note shall become due if the volume-weighted average trading price of our common stock equals or exceeds $5.00 over a twenty (20)-trading day period. Any payments on the Convertible Note with shares of our common stock will be valued based on a volume-weighted average trading price over a five (5)-trading day period. Approximately 1.4 million shares of our common stock (subject to adjustment as provided in the Merger Agreement) will be withheld for a period of twelve months and be subject to indemnity claims by the Company and an additional 500,000 shares will be withheld until July 31, 2025 and be subject to certain indemnity claims by the Company.

Bridge Notes

On December 16, 2021, several ZeroFox related parties purchased payment-in-kind promissory notes for an aggregate purchase price of $5,000,000 (the “ZeroFox PIK Promissory Notes”), as summarized below. Such ZeroFox PIK Promissory Notes accrued interest that was paid-in-kind at a rate of 5.0% per annum and matured upon the Closing. In connection with the consummation of the Business Combination, the repayment of the original principal amount of the ZeroFox PIK Promissory Notes was offset against amounts owed by such related parties under their respective Common Equity Subscription Agreements (described below).

Noteholder	Amount Subscribed
Highland Capital Partners 9 Limited Partnership(1)	$1,179,620
Highland Capital Partners 9-B Limited Partnership(1)	$508,110
Highland Entrepreneurs’ Fund 9 Limited Partnership(1)	$102,960
New Enterprise Associates 14, L.P.(2)	$2,288,150
Wolf Acquisitions, L.P.(3)	$671,160

(1)

Corey Mulloy is a member of the Board. The general partner of each of Highland Capital Partners 9 Limited Partnership, Highland Capital Partners 9-B Limited Partnership and Highland Entrepreneurs’ Fund 9 Limited Partnership is Highland Management Partners 9 Limited Partnership whose general partner is Highland Management Partners 9 LLC, of which Mr. Mulloy is a managing member. Following the Closing, Highland Capital is a greater than 5% beneficial owner of our common stock.

(2)	Following the Closing, New Enterprise Associates 14, L.P. is a greater than 5% beneficial owner of our common stock.
(3)	Wolf Acquisitions, L.P. is wholly-owned by James C. Foster, the Chief Executive Officer of ZeroFox. Mr. Foster is Chairman and Chief

Executive Officer of ZeroFox and a greater than 5% beneficial owner of our common stock.

Participation in the Common Equity PIPE Financing

Several ZeroFox related parties participated in the Common Equity PIPE Financing, as summarized below:

Common Equity PIPE Investor	Shares	Amount Subscribed
Highland Capital Partners 9 Limited Partnership	117,962	$1,179,620
Highland Capital Partners 9-B Limited Partnership	50,811	$508,110
Highland Entrepreneurs’ Fund 9 Limited Partnership	10,296	$102,960
New Enterprise Associates 14, L.P.	228,815	$2,288,150
Wolf Acquisitions, L.P.	67,116	$671,160

Please see the footnotes to the Bridge Notes table above.

Redline Letter Agreement

On December 7, 2021, ZeroFox, Inc. entered into a letter agreement with Redline Capital Fund Universal Investments, a sub-fund of Redline Capital Fund, SCSp, a legal successor of Redline Capital Fund, FCP-FIS (“Redline Capital”), pursuant to which Redline Capital irrevocably waived its right to designate a member of the ZeroFox, Inc. board of directors and its board observer rights and pursuant to which Redline Capital and its affiliates granted to ZeroFox, Inc.’s Chief Executive Officer an irrevocable proxy to vote all of their shares, which shall be voted proportionally to the overall votes cast by other stockholders of ZeroFox on proposals or resolutions voted on by ZeroFox’s stockholders.

Following the Closing of the Business Combination, Redline Capital is a greater than 5% beneficial owner of our common stock.

A&R Registration Rights Agreement

At the time of the Closing of the Business Combination, ZeroFox, the Sponsor Holders, Jefferies LLC, and certain former stockholders of ZeroFox, Inc. and IDX (James C. Foster, Thomas F. Kelly, Wolf Acquisitions, L.P., New Enterprises Associates 14, L.P., Highland Capital Partners 9 Limited Partnership, Highland Capital Partners 9-B Limited Partnership, Highland Entrepreneurs’ Fund 9 Limited Partnership, Redline Capital Fund Universal Investments, Peloton Equity I, L.P., Peloton ID Experts, LLC, ForgePoint Capital, BlueCross BlueShield Venture Partners II, L.P., Sandbox Advantage Fund, L.P., Intel Capital Corporation, and Lookingglass Cyber Solutions, Inc.) entered into the Amended and Restated Registration Rights Agreement, dated as of August 3, 2022 (the “A&R Registration Rights Agreement”) pursuant to which, among other things, ZeroFox granted the other parties customary registration rights with respect to shares of its common stock, and certain former stockholders of ZeroFox, Inc. and IDX were subject to a 180-day lock-up period following the execution of the A&R Registration Rights Agreement during which period such stockholders could not transfer their shares (subject to customary exceptions). The lock-up period described above did not apply to any shares acquired in the Common Equity PIPE Financing or to shares of our common stock issuable upon conversion of the Notes. The transfer restrictions described above are no longer applicable. Mr. Foster is our Chairman and Chief Executive Officer, and a greater than 5% beneficial owner of our common stock. Mr. Kelly is a member of our Board, and certain of the other stockholder parties and the Sponsor (excluding the other Sponsor Holders and Jefferies LLC) are greater than 5% beneficial owners of our common stock. See section titled “Security Ownership of Certain Beneficial Owners and Management.”

L&F Related Person Transactions

Founder Shares

In August 2020, JAR Sponsor, LLC (the “Sponsor”) paid $25,000 to cover certain offering and formation costs of L&F in exchange for 5,750,000 shares of our common stock (the “Founder Shares”) originally purchased as Class B Ordinary Shares of L&F and subsequently converted, on a one-for-one basis, into shares of our common stock in connection with the Domestication. In November 2020, the Sponsor effected a surrender of 1,437,500 Founder Shares to L&F for no consideration, resulting in a decrease in the total number of outstanding Founder Shares to 4,312,500 shares. The Founder Shares included an aggregate of up to 562,500 shares that were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option was exercised, so that the number of Founder Shares would equal, on an as-converted basis, 20% of L&F’s issued and outstanding ordinary shares after the initial public offering of L&F (the “L&F IPO”). As a result of the underwriter’s election to fully exercise its over-allotment option on November 25, 2020, no Founder Shares were subject to forfeiture. Subsequent to the initial purchase of the Founder Shares by the Sponsor, the Sponsor transferred 20,000 Founder Shares to Mr. Albert Goldstein and 50,000 Founder Shares to Senator Joseph Lieberman at a nominal purchase price of $0.004 per Founder Share prior to the closing of the L&F IPO and 39,733 Founder Shares to Mr. Kurt Summers shortly after his being appointed to the L&F Board in December 2021 for no cash consideration.

Private Placement Warrants

On November 23, 2020, simultaneously with the closing of the L&F IPO, L&F completed the private sale of an aggregate of 5,000,000 warrants (“Private Placement Warrants”) to the Sponsor at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to L&F of $5,000,000. In connection with the underwriter’s full exercise of its over-allotment option, an additional 450,000 L&F Private Placement Warrants were sold to the Sponsor at a price of $1.00 per Private Placement Warrant, generating gross proceeds to L&F of $450,000.

Following the Domestication, each warrant originally issued to the Sponsor (the “Sponsor Warrant”) is exercisable for one share of our common stock at a price of $11.50 per share, subject to adjustment. The Sponsor Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and L&F’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Business Combination.

Common Equity PIPE Financing

Concurrently with the execution of the Business Combination Agreement, L&F entered into the subscription agreements (the “Common Equity Subscription Agreements”), dated December 17, 2021, with certain investors. Pursuant to the Common Equity Subscription Agreements, the investors agreed to subscribe for and purchase, and L&F agreed to issue and sell to such investors, on the Closing Date, an aggregate of 2,000,000 shares of our common stock in exchange for an aggregate purchase price of $20,000,000 (“Common Equity PIPE Financing”).

Several related parties to L&F as summarized below entered into the Common Equity Subscription Agreements, pursuant to which they purchased an aggregate of 1,000,000 shares of our common stock for aggregate gross proceeds of $10,000,000.

Common Equity PIPE Investor	Shares	Amount Subscribed
JCH Investments LLC(1)	50,000	$500,000
GCP-OI I, LLC(2)	50,000	$500,000
L&F Acquisition Holdings Fund, LLC(3)	150,000	$1,500,000
Corbin ERISA Opportunity Fund, L.P.(4)	750,000	$7,500,000

(1)	JCH Investments LLC is an entity affiliated with Jeffrey C. Hammes, the former chairman of the board of directors of L&F.
(2)	GCP-OI I, LLC is an entity affiliated with Adam Gerchen, the former chief executive officer and a director of L&F and a member of the Board following the consummation of the Business Combination.
(3)	L&F Acquisition Holdings Fund, LLC is an affiliate of Victory Park Capital Advisors, LLC, an entity affiliated with Richard Levy, a former director of L&F.
(4)

Corbin ERISA Opportunity Fund, L.P. is an affiliate of Corbin Capital Partners, LP, and such entity was a greater than 5% beneficial owner of L&F immediately prior to the consummation of the Business Combination.

Convertible Notes Financing and Convertible Notes Registration Rights Agreement

In connection with signing the Business Combination Agreement, L&F entered into convertible notes subscription agreements, dated December 17, 2021 (the “Convertible Notes Subscription Agreements”) with certain investors that purchased 7.00%/8.75% Convertible Senior Cash/PIK Toggle Notes due 2025 (the “Notes”) in the aggregate principal amount of $150,000,000.

Several related parties to L&F, as summarized below, entered into Convertible Notes Subscription Agreements, pursuant to which they collectively purchased, substantially concurrently with the Closing, Notes in an aggregate principal amount of $30,000,000. Such parties also entered into a Registration Rights Agreement, dated as of August 3, 2022, pursuant to which, among other things, we granted customary registration rights with respect to the shares of our common stock issuable upon conversion of the Notes.

Convertible Notes Investor	Amount Subscribed
L&F Acquisition Holdings Fund, LLC(1)	$7,500,000
Corbin ERISA Opportunity Fund, L.P.(2)	$22,500,000

(1)	L&F Acquisition Holdings Fund, LLC is an affiliate of Victory Park Capital Advisors, LLC, an entity affiliated with Richard Levy, a former director of L&F.
(2)

Corbin ERISA Opportunity Fund, L.P. is an affiliate of Corbin Capital Partners, LP, and such entity was a greater than 5% beneficial of L&F immediately prior to the consummation of the Business Combination.

Sponsor Support Letter Agreement

Concurrently with the execution of the Business Combination Agreement, (i) L&F, (ii) the Sponsor, Albert Goldstein and Joseph Lieberman, (iii) ZeroFox, Inc., (iv) IDX, and (v) Jeffrey C. Hammes, Adam Gerchen, Tom Gazdziak and Richard Levy (solely for the limited purposes set forth therein), entered into an Amended and Restated Sponsor Support Letter Agreement, as subsequently amended by the Second Amended and Restated Sponsor Support Letter Agreement, dated as of January 31, 2022 (the “Sponsor Support Letter Agreement”).

Pursuant to the Sponsor Support Letter Agreement, the Sponsor, Albert Goldstein, Joseph Lieberman, and Kurt Summers (collectively, the “Sponsor Holders”) have agreed to subject an aggregate of 1,293,750 shares of our common stock held by such Sponsor Holders to an earnout, whereby such shares will be forfeited unless certain volume-weighted average share price thresholds are met in trading or are deemed to occur in connection with a Change of Control (as defined in the Business Combination Agreement) within five years from the Closing. The Sponsor Holders also agreed not to transfer, assign or sell any of their Founder Shares until the earlier of one year after the completion of the Business Combination, or earlier if, subsequent to the Business Combination, the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination.

Related Party Loans

On August 28, 2020, the Sponsor agreed to loan L&F an aggregate of up to $300,000 to cover expenses related to the L&F IPO pursuant to a promissory note (the “Promissory Note”). This loan was non-interest bearing and payable upon the completion of the L&F IPO. Prior to the consummation of the L&F IPO, L&F borrowed approximately $64,126 under the Promissory Note. On November 23, 2020, L&F repaid the Promissory Note in full to the Sponsor.

Administrative Services Agreement

L&F entered into an agreement that provided that, subsequent to the closing of the L&F IPO and continuing until the Business Combination, L&F paid to an affiliate of the Sponsor a total of $10,000 per month for office space, secretarial and administrative services.

The Sponsor, executive officers and directors, or any of their respective affiliates, also were reimbursed for any out-of-pocket expenses incurred in connection with activities on L&F’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. L&F’s audit committee reviewed on a quarterly basis all payments that were made to the Sponsor, officers, directors, or their affiliates.

IDX Related Party Transactions

Following the Closing, Thomas F. Kelly continued his employment for one year, in the position of Senior Advisor pursuant to Amendment No. 4 to the Employment Agreement between IDX and Thomas F. Kelly, dated December 17, 2021. Thomas F. Kelly is a member of the Board.

In the fiscal year ended December 31, 2021, in connection with his service as IDX’s Chief Executive Officer, Thomas F. Kelly received a base salary of $325,000, and for his achievements in 2021, he earned a discretionary bonus of $225,000, which he received in the three-month period ended March 31, 2022.

Participation in the Common Equity PIPE Financing

Several IDX related parties participated in the Common Equity PIPE Financing, as summarized below:

Common Equity PIPE Investor	Shares	Amount Subscribed
ForgePoint Cybersecurity Fund I, L.P.(1)	148,233	$1,482,230
ForgePoint Cyber Affiliates Fund I, L.P.(1)	1,723	$17,230
Peloton Equity I, L.P.(2)	104,963	$1,049,630
Peloton ID Experts, LLC(2)	77,238	$772,380
BlueCross BlueShield Venture Partners II, L.P	142,675	$1,426,750
Sandbox Advantage Fund, L.P	25,178	$251,780

(1)

Sean Cunningham is a non-managing member of ForgePoint Cybersecurity GP-I, LLC, and is a member of the Board. Following the Closing, ForgePoint is a greater than 5% beneficial owner of our common stock.

(2)	Following the Closing, Peloton Equity is a greater than 5% beneficial owner of our common stock.

Related Person Transactions Policy

Our Board has adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, and oversight of “related person transactions.” Our Audit Committee will approve only those transactions that it determines are fair to us and in our best interests.

A “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which ZeroFox or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $25,000 and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time since the beginning of the Company’s last fiscal year was, an executive officer or a member or nominee to become a member of our Board;

•	any person who is known by us to be the beneficial owner of more than 5% of our voting stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law of a director, officer, or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, nominee for director, executive officer, or beneficial owner of more than 5% of our voting stock; or

•

any firm, corporation, or other entity in which any of the foregoing persons is employed as an executive officer or is a general partner, managing member, or principal, or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our Related Person Transactions Policy, the Audit Committee will have the responsibility to review related person transactions.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of May 3, 2023, the record date for the Annual Meeting, by:

•	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock;

•	each of the Company’s directors, director nominees, and named executive officers; and

•	all directors and executive officers of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the following table are based on 118,663,481 shares of common stock outstanding as of May 3, 2023. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. Unless otherwise indicated, the address of each individual listed below is c/o ZeroFox Holdings, Inc., 1834 S. Charles Street, Baltimore, MD 21230.

Name of Beneficial Owner	Number of Shares of ZeroFox Common Stock Beneficially Owned	% of Ownership
Five Percent Holders
New Enterprise Associates 14, L.P.(1)	18,068,513	15.2%
Highland Capital(2)	14,200,706	12.0%
Redline Capital Fund SCSp(3)	11,259,545	9.5%
JAR Sponsor(4)	9,652,767	7.8%
James C. Foster(5)	8,649,995	7.3%
Peloton Equity(6)	6,240,486	5.3%
ForgePoint(7)	5,988,180	5.0%
Directors, Nominees and Named Executive Officers
James C. Foster(5)	8,649,995	7.3%
Peter Barris(8)	42,918	*
Sean Cunningham(8)	42,918	*
Adam Gerchen(9)	92,918	*
Todd P. Headley(10)	349,252	*
Thomas F. Kelly(8)	2,002,176	1.7%
Samskriti King(11)	93,393	*
Corey M. Mulloy(12)	14,200,706	12.0%
Paul Hooper	—	*
Teresa H. Shea	—	*
Barbara Stewart	—	*
Timothy S. Bender(13)	895,731	*
Scott O’Rourke(14)	644,796	*
All Directors, Nominees and Executive Officers of the Company as a Group (17 persons)(15)	29,126,211	23.8%

*	Represents beneficial ownership of less than 1%.

(1)

Based on information supplied by New Enterprise Associates 14, L.P. (“NEA 14”) in a Schedule 13D filed with the SEC on August 12, 2022. Consists of 18,068,513 shares held by NEA 14. The shares held directly by NEA 14 may be deemed to be beneficially owned by NEA Partners 14, L.P. (“NEA Partners 14”), the sole general partner of NEA 14, and NEA 14 GP, LTD (“NEA 14 LTD”), the sole general partner of NEA Partners 14. The individual directors of NEA 14 LTD are Forest Baskett, Anthony A. Florence, Jr., Patrick J. Kerins, Scott D. Sandell, and Peter W. Sonsini (together, the “NEA 14 Directors”). NEA Partners 14, NEA 14 LTD, and the NEA 14 Directors may be deemed to share voting and dispositive power with regard to the shares directly held by NEA 14. The address for each of these entities and Mr. Sandell is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093. The address of Mr. Kerins is New Enterprise Associates, 5425 Wisconsin Avenue, Suite 800, Chevy Chase, MD 20815. The address of Messrs. Baskett and Sonsini is New Enterprise Associates, 2855 Sand Hill Road, Menlo Park, California 94025. The address of Mr. Florence is New Enterprise Associates, 104 5th Avenue, 19th Floor, New York, NY 10001. All indirect holders of the above-referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein.

(2)

Based on information supplied by Highland Capital in a Schedule 13D filed with the SEC on August 12, 2022. Consists of (i) 9,326,445 shares held by Highland Capital Partners 9 Limited Partnership (“HCP 9”), (ii) 4,017,272 shares held by Highland Capital Partners 9-B Limited Partnership (“HCP 9B”), (iii) 814,071 shares held by Highland Entrepreneurs’ Fund 9 Limited Partnership (“HEF 9”), and (iv) 42,918 shares issuable upon settlement of RSUs held by Corey Mulloy that that will vest on the day prior to the Annual Meeting. Pursuant to an agreement between HCP (the investment adviser to HCP 9, HCP 9B, and HEF 9) and Mr. Mulloy, upon the vesting of the RSUs held by Mr. Mulloy, any proceeds from the sale of the underlying shares will be transferred to HCP. The general partner of each of HCP 9, HCP 9B, and HEF 9 is Highland Management Partners 9 Limited Partnership (“Highland 9 GP LP”), whose general partner is Highland Management Partners 9 LLC (“Highland 9 GP LLC”). Highland 9 GP LP and Highland 9 GP LLC may be deemed to have voting and dispositive power over shares held by each of HCP 9, HCP 9B, and HEF 9. Robert Davis, Dan Nova, Paul Maeder, and Corey Mulloy (“Managing Members”) are the managing members of Highland 9 GP LLC and may be deemed to share voting and dispositive power over shares held by each of HCP 9, HCP 9B, and HEF 9. The principal business address of each of the foregoing entities and the Managing Members is One Broadway, 14th Floor, Cambridge, Massachusetts 02142.

(3)

Based on information supplied by Redline Capital Fund SCSp in a Schedule 13G filed with the SEC on August 15, 2022. Represents shares issued in the Business Combination held directly by Redline Capital Fund SCSp (“Redline Capital Fund”), a legal successor of Redline Capital Fund, FCP-FIS, including its sub-fund Redline Capital Fund Universal Investments. Redline Capital GP SARL (“Redline Capital GP”) acts as managing general partner of Redline Capital Fund, and Redline Capital (UK) Limited (“Redline Adviser”) serves as the investment adviser to Redline Capital Fund. As the Investment Director of Redline Capital GP and an executive director of Redline Adviser, Tatiana Evtushenkova may be deemed to share investment power, together with each of Redline Capital Fund, Redline Capital GP and Redline Adviser, over the shares held by Redline Capital Fund. The principal business address of Redline Adviser and Ms. Evtushenkova is Victoria House, Bloomsbury Square, London WC1B 4 DA, United Kingdom. The principal business address of the other Redline entities is 26 Avenue Monterey, Luxembourg City, L-2163 Luxembourg. Pursuant to a letter agreement, dated December 7, 2021, Redline Capital Fund and its affiliates granted to ZeroFox’s chief executive officer an irrevocable proxy to vote all of their shares, which shall be voted proportionally to the overall votes cast by other shareholders of ZeroFox on proposals or resolutions voted on by ZeroFox’s stockholders. Alastair Cookson, Executive Director and Partner of Redline Adviser, served as a director of ZeroFox from 2017 until December 7, 2021.

(4)

Includes 5,450,000 shares issuable upon exercise of 5,450,000 Private Placement Warrants purchased by the Sponsor in connection with the L&F IPO. MSBD 2020 Series LLC and Victory Park Capital Advisors, LLC, as the voting members of the Sponsor, exercise voting control over the entirety of shares held directly by the Sponsor. Jeffrey C. Hammes, by virtue of his role as managing member of MSBD 2020 Series LLC has voting and dispositive power over the shares held by the Sponsor, and therefore may be deemed to have beneficial ownership of the shares held directly by the Sponsor. Richard Levy has voting and dispositive power on behalf of Victory Park Capital, LLC over the shares held by the Sponsor, and therefore may be deemed to have beneficial ownership of the shares held directly by the Sponsor. The address of the Sponsor is 150 North Riverside Plaza, Suite 5200 Chicago, IL 60606.

(5)

Based on information supplied by Mr. Foster and Wolf Acquisitions, L.P. (“Wolf”) in a Schedule 13D filed with the SEC on August 12, 2022. Consists of 8,522,404 shares held directly by Mr. Foster and 127,591 shares held by Wolf. Wolf is wholly-owned by Mr. Foster.

(6)

Consists of (i) 3,595,044 shares held by Peloton Equity I, L.P. (“Peloton Equity”) and (ii) 2,645,442 shares held by Peloton ID Experts, LLC (“Peloton ID”). Based on information supplied by Peloton, Peloton Equity GP (“Peloton GP”) is the general partner of Peloton and Peloton ID. Carlos Ferrer and Theodore B. Lundberg are the managing members (the “Managing Members”) of Peloton GP. Peloton GP and the Managing Members may be deemed to share voting and dispositive power over the shares held by Peloton Equity and Peloton ID. The business address of the foregoing persons and entities is 66 Field Point Road, 2nd Floor, Greenwich, CT 06830.

(7)

Based on information supplied by ForgePoint in a Schedule 13G filed with the SEC on August 15, 2022. Consists of (i) 68,825 shares held by ForgePoint Cyber Affiliates Fund I, L.P. and (ii) 5,919,355 held by ForgePoint Cybersecurity Fund I, L.P. (together with ForgePoint Cyber Affiliates Fund I, L.P., the “ForgePoint Funds”). Donald R. Dixon and Alberto J. Yepez are the managing members of ForgePoint Cybersecurity GP-I, LLC (“Cybersecurity GP”), which is the general partner of each of the ForgePoint Funds, and each of Cybersecurity GP and its managing members exercise shared voting and dispositive rights with respect to the shares of stock held by each of the ForgePoint Funds. Sean Cunningham is a nonmanaging member of ForgePoint Cybersecurity GP-I, LLC. In this capacity, Mr. Cunningham does not have voting or dispositive power over the shares held by the ForgePoint Funds. The address for all entities and individuals affiliated with the ForgePoint Funds is 400 S. El Camino Real, Suite 1050, San Mateo, CA 94402.

(8)	Includes 42,918 shares issuable upon settlement of RSUs that will vest on the day prior to the Annual Meeting.

(9)

Consists of (i) shares held by GCP-OI I, LLC and (ii) 42,918 shares issuable upon settlement of RSUs that will vest on the day prior to the Annual Meeting. Adam Gerchen, by virtue of his role as manager of GCP-OI I, LLC has voting and dispositive power over the shares held directly by GCP-OI I, LLC.

(10)

Includes (i) options to purchase 226,731 shares, exercisable as of or within 60 days of May 3, 2023 and (ii) 42,918 shares issuable upon settlement of RSUs that will vest on the day prior to the Annual Meeting.

(11)

Includes (i) 12,556 unvested restricted shares as to which Ms. King has sole voting power but which are subject to restrictions on transfer and (ii) 42,918 shares issuable upon settlement of RSUs that will vest within 60 days of May 3, 2023.

(12)	Represents shares held by HCP 9, HCP 9B, and HEF 9 as to which shares Mr. Mulloy may be deemed to share voting and dispositive power, as discussed in footnote (2).
(13)	Includes options to purchase 780,613, exercisable as of or within 60 days of May 3, 2023.
(14)	Includes options to purchase 551,757, exercisable as of or within 60 days of May 3, 2023.
(15)

Includes (i) options to purchase 3,670,509 shares, exercisable as of or within 60 days of May 3, 2023, (ii) 300,426 shares issuable upon settlement of RSUs that will vest within 60 days of May 3, 2023, and (iii) shares beneficially owned as discussed in footnotes (5) and (12).

OTHER MATTERS

Householding of proxy materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for notices or proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single notice or proxy statement and annual report addressed to those stockholders. This process is commonly referred to as “householding.” This process benefits both stockholders and ZeroFox because it can significantly reduce our printing and mailing costs and eliminates unnecessary mailings delivered to your home. It also helps the environment by conserving natural resources.

Under this procedure, we are delivering a single copy of the notice of Internet availability and, if applicable, the proxy materials to multiple stockholders who share the same address. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

Upon written request, we will deliver promptly a separate copy of the notice of Internet availability and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the notice of Internet availability and, if applicable, proxy materials, stockholders may contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. The same phone number and addresses may be used to notify us that you wish to receive a separate set of proxy materials in the future, or to request delivery of a single copy of our proxy materials if you are receiving multiple copies.

Stockholder proposals for the 2024 annual meeting of stockholders

Rule 14a-8 of the Exchange Act

If a stockholder would like us to consider including a proposal in our proxy statement for our 2024 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our Corporate Secretary at our corporate headquarters on or before January 16, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

ZeroFox Holdings, Inc.

Attention: Corporate Secretary

1834 S. Charles Street

Baltimore, Maryland 21230

Advance Notice Procedure

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2024 annual meeting of stockholders under the advance notice provisions of our amended and restated bylaws, the stockholder must provide timely written notice to our Corporate Secretary at our corporate headquarters, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our Corporate Secretary at our corporate headquarters:

•	no earlier than 8:00 a.m., Eastern time, on December 17, 2023; and

•	no later than 5:00 p.m., Eastern time, on January 16, 2024.

In the event that we hold our 2024 annual meeting more than 30 days before or more than 60 days after the first anniversary of the Annual Meeting, then written notice required by our amended and restated bylaws must be received by our Corporate Secretary at our corporate headquarters:

•	no earlier than 8:00 a.m., Eastern time, on the 120th day prior to the day of the 2024 annual meeting of stockholders; and

•	no later than the later of

(A)	5:00 p.m., Eastern time, on the 90th day before the 2024 annual meeting of stockholders; or

(B)	5:00 p.m., Eastern time, on the 10th day following the day on which the public announcement of the date of the 2024 annual meeting of stockholders was first made by us.

“Public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by ZeroFox with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting of stockholders does not appear at such meeting to present his, her, or its proposal, we are not required to present the proposal for a vote at such meeting.

In addition to satisfying the foregoing requirements, to comply with newly-enacted Rule 14a-19 under the Exchange Act (the universal proxy rules), stockholders who intend to solicit proxies in support of director nominees other than our nominees for our 2024 annual meeting of stockholders must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, including providing a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees, as required by Rule 14a-19(b) under the Exchange Act.

Annual Report

Our 2023 Annual Report is being mailed with this proxy statement to those stockholders that receive this proxy statement in the mail. Stockholders can access our 2023 Annual Report at www.virtualshareholdermeeting.com/ZFOX2023. Our 2023 Annual Report has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov.

Upon written request by a stockholder, we will mail without charge a copy of our 2023 Annual Report, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the 2023 Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary and mailed to ZeroFox Holdings, Inc., 1834 S. Charles Street, Baltimore, Maryland 21230, or by electronic mail at legal@zerofox.com.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the notice of Internet availability of proxy materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating, and returning your proxy card, or by Internet or telephone voting as described on your proxy card.

ZEROFOX HOLDINGS, INC.

1834 S. CHARLES STREET

BALTIMORE, MD 21230

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 28, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ZFOX2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 28, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V17604-P89209                     KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ZEROFOX HOLDINGS, INC. The Board of Directors recommends you vote FOR each of the following nominees:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Class I directors to hold office until the 2026 Annual Meeting of Stockholders	☐	☐	☐

Nominees:

01) Paul Hooper
02) Barbara Stewart
03) Teresa H. Shea

The Board of Directors recommends you vote FOR Proposal 2.					For	Against	Abstain

2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2024.					☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]          Date                                                           Signature (Joint Owners)                                  Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V17605-P89209

ZEROFOX HOLDINGS, INC.

Annual Meeting of Stockholders

June 29, 2023, 11:00 AM, Eastern Time

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of ZeroFox Holdings, Inc., a Delaware corporation, hereby appoint(s) Timothy S. Bender and Thomas P. FitzGerald, or either of them, as proxies for the undersigned with the full power of substitution in each of them, and hereby authorize(s) them to attend the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on June 29, 2023, via live webcast at www.virtualshareholdermeeting.com/ZFOX2023, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is/are entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and Annual Report, each of which are incorporated herein by reference, and hereby revoke(s) any proxy heretofore given with respect to the Annual Meeting of Stockholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR DIRECTOR AND “FOR” PROPOSAL 2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side